EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT

     The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

     The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

                                                            State or Other
                                                             Jurisdiction
Subsidiary                                                 of Incorporation
- ----------                                                 ----------------

ACCO World Corporation                                     Delaware
    ACCO Canada Inc.                                       Ontario, Canada
       Plymouth Tool & Stamping Limited                    Ontario, Canada
    ACCO Europe PLC                                        England
       ACCO France S.A.                                    France
       ACCO-Rexel Group Services PLC                       England
         ACCO UK Limited                                   England
             Hetzel GmbH & Co. KG                          Germany
         Eastlight Limited                                 England
         Marbig Rexel Pty. Limited                         Australia
         Office Products International Limited             Australia
         ACCO-Rexel Limited 1                              Republic of Ireland
       Don Gresswell Limited                               England
    ACCO USA, Inc.                                         Delaware
    Day-Timers, Inc.                                       Delaware
       Day-Timers of Canada, Ltd.                          Canada
       Day-Timers Pty. Limited                             Australia
       Sax Arts and Crafts, Inc.                           Delaware
    International Business Controls, B.V. 2                Netherlands
       ACCO Italia S.p.A.                                  Italy
    Kensington Microware Limited                           Delaware




- --------------------
1      66.67% owned by ACCO-Rexel Group Services PLC and 33.33% owned by ACCO
         World Corporation.
2      Does business in the Republic of Ireland through a branch named "ACCO
         Ireland."

                                                            State or Other
                                                             Jurisdiction
Subsidiary                                                 of Incorporation
- ----------                                                 ----------------

Acushnet Company                                           Delaware
    Acushnet Cayman Limited                                British West Indies
       Acushnet Lionscore Limited 3                        British West Indies
    Acushnet Foreign Sales Corporation                     Barbados
    Acushnet International Inc.                            Delaware
       Acushnet Limited                                    England
       Acushnet Canada Inc.                                Canada
       Acushnet GmbH                                       Germany
         Acushnet-Danmark ApS                              Denmark
         Acushnet Osterreich GmbH                          Austria
         Acushnet France S.A.                              France
         Acushnet Sverige A.B.                             Sweden
         Acushnet Nederland B.V.                           Netherlands
       Titleist Japan, Inc. 4                              Japan
    Acushnet Foot-Joy (Thailand) Limited 5                 Thailand
    Cobra Golf Incorporated                                Delaware
       Cobra Golf Europe, S.A.                             France
       Cobra Golf Export, Inc.                             Barbados
       Cobra Golf-Japan Incorporated                       Delaware
       Cobra Golf U.K.                                     England
    Titleist & Foot-Joy (Thailand) Limited 5               Thailand
AmeriBrands Finance Canada Ltd.                            Ontario, Canada
American Brands Finance Europe B.V.                        Netherlands
American Brands International Corporation                  Delaware
ATIC Group, Inc.                                           Delaware
    Gallaher Limited                                       England
       Benson & Hedges Limited                             England
       Gallaher (Dublin) Limited                           Republic of Ireland
       Gallaher Canarias S.A.                              Spain
       Gallaher Hellas S.A.                                Greece
       Gallaher International Limited                      England
       The Galleon Insurance Company Limited               Isle of Man
       J. R. Freeman & Son Limited                         England


- --------------------
3      40% owned by Acushnet Cayman Limited.
4      80% owned by Acushnet International Inc.
5      70% owned by Acushnet Company.









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


                                                        State or Other
                                                         Jurisdiction
Subsidiary                                             of Incorporation
- ----------                                             ----------------

    The Schooner Insurance Company Limited                 Isle of Man
    The Whyte & Mackay Group PLC                           Scotland
JBB Worldwide, Inc.                                        Delaware
    Jim Beam Brands Co.                                    Delaware
       James B. Beam Distilling International Co., Inc.    Barbados
       JBB Spirits (New York) Inc.                         New York
       Fortune Brands Pty. Limited 6                 New South Wales, Australia
         Fortune Superannuation Pty. Limited         New South Wales, Australia
    Alberta Distillers Limited                             Alberta, Canada
       Carrington Distillers Limited                       Ontario, Canada
       Featherstone & Co. Limited                          Ontario, Canada
    John de Kuyper & Son, Incorporated                     New York
    Wood Terminal Company                                  Delaware
MasterBrand Industries, Inc.                               Delaware
    Aristokraft, Inc.                                      Delaware
    Master Lock Company                                    Delaware
       Master Lock Europe, S.A. 7                          France
    Moen Incorporated                                      Delaware
       HCG-MOEN Corporation 8                              Taiwan
       Moen, Inc.                                          Ontario, Canada
       Moen Guangzhou Faucet Co., Ltd. 9                   China
       Moen of Pennsylvania, Inc.                          Delaware
       Moen de Mexico, S.A. de C.V.                        Mexico
       Moen Japan K.K.                                     Japan
       21st Century Companies, Inc.                        Delaware
    Waterloo Industries, Inc.                              Delaware
1700 Insurance Company Ltd.                                Bermuda

- --------------------
 6     299,999 shares owned by Jim Beam Brands Co.; 1 share owned by James B.
         Beam Distilling International Co., Inc.
 7     99.68% owned by Master Lock Company.
 8     50% owned by Moen Incorporated.
 9     60% owned by Moen Incorporated.












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